As filed with the Securities and Exchange Commission on May 23, 2016

Registration No. 33-21780

Registration No. 33-21818

Registration No. 33-25419

Registration No. 33-33954

Registration No. 33-64058

Registration No. 333-28261

Registration No. 333-75256

Registration No. 333-107872

Registration No. 333-136461

Registration No. 333-42023

Registration No. 333-75258

Registration No. 333-100187

Registration No. 333-117965

Registration No. 333-136463

Registration No. 333-137185

Registration No. 333-161660

Registration No. 333-170139

Registration No. 333-174883

Registration No. 333-175676

Registration No. 333-183372

Registration No. 333-196664

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 3 to

Form S-8 Registration Statement No. 33-21780

Post-Effective Amendment No. 2 to

Form S-8 Registration Statement No. 33-21818

Post-Effective Amendment No. 4 to

Form S-8 Registration Statement 33-25419

Post-Effective Amendment No. 4 to

Form S-8 Registration Statement No. 33-33954

Post-Effective Amendment No. 2 to

Form S-8 Registration Statement No. 33-64058

Post-Effective Amendment No. 1 to

Form S-8 Registration Statement No. 333-28261

Post-Effective Amendment No. 1 to

Form S-8 Registration Statement No. 333-75256

Post-Effective Amendment No. 1 to

Form S-8 Registration Statement No. 333-107872

Post-Effective Amendment No. 1 to

Form S-8 Registration Statement No. 333-136461

Post-Effective Amendment No. 2 to

Form S-8 Registration Statement No. 333-42023

Post-Effective Amendment No. 1 to

Form S-8 Registration Statement No. 333-75258

Post-Effective Amendment No. 2 to

Form S-8 Registration Statement No. 333-100187

Post-Effective Amendment No. 2 to

Form S-8 Registration Statement No. 333-117965

Post-Effective Amendment No. 1 to

Form S-8 Registration Statement No. 333-136463

Post-Effective Amendment No. 2 to

Form S-8 Registration Statement No. 333-137185

Post-Effective Amendment No. 1 to

Form S-8 Registration Statement No. 333-161660

Post-Effective Amendment No. 1 to

Form S-8 Registration Statement No. 333-170139

Post-Effective Amendment No. 1 to

Form S-8 Registration Statement No. 333-174883

Post-Effective Amendment No. 1 to

Form S-8 Registration Statement No. 333-175676

Post-Effective Amendment No. 1 to

Form S-8 Registration Statement No. 333-183372

Post-Effective Amendment No. 1 to

Form S-8 Registration Statement No. 333-196664

UNDER

THE SECURITIES ACT OF 1933

AIRGAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	56-0732648
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

259 North Radnor-Chester Road, Suite 100

Radnor, PA 19087-5283

(610) 687-5253

(Address, including Zip Code, and Telephone Number, including

Area Code, of Registrant’s Principal Executive Offices)

Airgas, Inc. 1988 Stock Option Plan

Airgas, Inc. 1988 Employee Stock Purchase Plan

Airgas, Inc. 1997 Stock Option Plan

Airgas, Inc. 1984 Stock Option Plan

Carbonic Industries Corporation 1994 Stock Option Plan

Airgas, Inc. 2003 Employee Stock Purchase Plan

Airgas, Inc. 1997 Directors’ Stock Option Plan

Airgas, Inc. 1997 Directors’ Stock Option Plan, as amended

Airgas, Inc. Deferred Compensation Plan

Airgas, Inc. 1997 Stock Option Plan, as amended

Airgas, Inc. Deferred Compensation Plan II

Airgas, Inc. 2006 Equity Incentive Plan

Airgas, Inc. Amended and Restated 2006 Equity Incentive Plan

Airgas, Inc. Amended and Restated 2003 Employee Stock Purchase Plan

Airgas, Inc. 401(k) Plan

Airgas, Inc. Second Amended and Restated 2006 Equity Incentive Plan

Robert H. Young, Jr.

Senior Vice President and General Counsel

Airgas, Inc.

259 North Radnor-Chester Road, Suite 100

Radnor, Pennsylvania 19087

(610) 687-5253

(Name, Address, and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of Airgas, Inc. (the “Registrant”) (note that the share numbers listed below do not take into account corporate actions, such as stock splits, taken in the interim):

Registration Statement on Form S-8 (File No. 33-21780) registering 202,400 shares of common stock, par value $0.01 per share (“Common Stock”), pursuant to the Airgas, Inc. 1988 Stock Option Plan.

Registration Statement on Form S-8 (File No. 33-21818) registering 200,000 shares of Common Stock pursuant to the Airgas, Inc. 1988 Employee Stock Purchase Plan.

Registration Statement on Form S-8 (File No. 33-25419) registering 65,000 shares of Common Stock pursuant to the Airgas, Inc. 401(k) Plan.

Registration Statement on Form S-8 (File No. 33-33954) registering 750,000 shares of Common Stock pursuant to the Airgas, Inc. 1984 Stock Option Plan.

Registration Statement on Form S-8 (File No. 33-64058) registering 1,000,000 shares of Common Stock pursuant to the Airgas, Inc. 401(k) Plan.

Registration Statement on Form S-8 (File No. 333-28261) registering 196,571 shares of Common Stock pursuant to the Carbonic Industries Corporation 1994 Stock Option Plan.

Registration Statement on Form S-8 (File No. 333-75256) registering 2,000,000 shares of Common Stock pursuant to the Airgas, Inc. 401(k) Plan.

Registration Statement on Form S-8 (File No. 333-107872) registering 1,500,000 shares of Common Stock pursuant to the Airgas, Inc. 2003 Employee Stock Purchase Plan.

Registration Statement on Form S-8 (File No. 333-136461) registering 2,000,000 shares of Common Stock under the Airgas, Inc. Amended and Restated 2003 Employee Stock Purchase Plan.

Registration Statement on Form S-8 (File No. 333-42023) registering 8,500,000 shares of Common Stock pursuant to the Airgas, Inc. 1997 Stock Option Plan and the Airgas, Inc. 1997 Directors’ Stock Option Plan.

Registration Statement on Form S-8 (File No. 333-75258) registering $6,000,000 of the Registrant’s deferred compensation obligations pursuant to the Airgas, Inc. Deferred Compensation Plan.

Registration Statement on Form S-8 (File No. 333-100187) registering 3,200,000 shares of Common Stock pursuant to the Airgas, Inc. 1997 Stock Option Plan, as amended.

Registration Statement on Form S-8 (File No. 333-117965) registering 300,000 shares of Common Stock pursuant to the Airgas, Inc. 1997 Directors’ Stock Option Plan, as amended.

Registration Statement on Form S-8 (File No. 333-136463) registering $6,000,000 of the Registrant’s deferred compensation obligations pursuant to the Airgas, Inc. Deferred Compensation Plan II.

Registration Statement on Form S-8 (File No. 333-137185) registering 8,592,638 shares of Common Stock pursuant to the Airgas, Inc. 1997 Stock Option Plan, as amended, the Airgas, Inc. 1997 Directors’ Stock Option Plan, as amended, that were registered under prior registration statements (1,311,799 shares remaining for issuance under the Airgas, Inc. 1997 Stock Option Plan, as amended, and the Airgas, Inc. 1997 Directors’ Stock Option Plan, as amended and up to 7,280,839 shares of Common Stock subject to outstanding options under the Airgas, Inc. 1997 Stock Option Plan, as amended, and the Airgas, Inc. 1997 Directors’ Stock Option Plan, as amended that terminated, expired or were canceled without having been exercised and which were reserved for issuance under the Airgas, Inc. 2006 Equity Incentive Plan), and 3,200,000 shares of Common Stock pursuant to the Airgas, Inc. 2006 Equity Incentive Plan.

Registration Statement on Form S-8 (File No. 333-161660) registering 2,600,000 shares of Common Stock pursuant to the Airgas, Inc. Amended and Restated 2006 Equity Incentive Plan.

Registration Statement on Form S-8 (File No. 333-170139) registering 2,000,000 shares of Common Stock pursuant to the Airgas, Inc. Amended and Restated 2003 Employee Stock Purchase Plan.

Registration Statement on Form S-8 (File No. 333-174883) registering $6,000,000 of the Registrant’s deferred compensation obligations pursuant to the Airgas, Inc. Deferred Compensation Plan II.

Registration Statement on Form S-8 (File No. 333-175676) registering 2,000,000 shares of Common Stock pursuant to the Airgas, Inc. 401(k) Plan.

Registration Statement on Form S-8 (File No. 333-183372) registering 4,000,000 shares of the Registrant’s Common Stock pursuant to the Airgas, Inc. Second Amended and Restated 2006 Equity Incentive Plan.

Registration Statement on Form S-8 (File No. 333-196664) registering $20,000,000 of the Registrant’s deferred compensation obligations pursuant to the Airgas, Inc. Deferred Compensation Plan II.

On November 17, 2015, the Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”) with L’Air Liquide, S.A., a société anonyme organized under the laws of France (“Air Liquide”) and AL Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Air Liquide (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into the Registrant on May 23, 2016, with the Registrant continuing as the surviving company and as an indirect wholly owned subsidiary of Air Liquide (the “Merger”). At the effective time of the Merger, each outstanding share of Common Stock (other than shares owned by the Registrant or any of its subsidiaries or Air Liquide or any of its subsidiaries (including Merger Sub), which were cancelled, and Dissenting Shares (as defined in the Merger Agreement)), was automatically converted into the right to receive $143.00 in cash.

In connection with the Merger, the Registrant is terminating the Registration Statements and deregistering the remaining securities registered but unsold under the Registration Statements, if any, in accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offerings. The Registrant hereby amends the Registration Statements, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Radnor, State of Pennsylvania, on May 23, 2016. No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.

AIRGAS, INC.

By:	/s/ Robert H. Young, Jr.
Name:	Robert H. Young, Jr.
Title:	Senior Vice President and General
Counsel